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                                                                   EXHIBIT 12.14


SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY-HAZELWOOD ASSOCIATES, LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                       Year End.     Year End.     Year End.     Year End.    Year End.
                                                         1995          1996          1997          1998          1999
                                                       ----------------------------------------------------------------
Earnings:
  Pretax income (loss)                                  $  (4)        $(179)        $(265)        $(172)        $(226)

Fixed Charges:
  Interest expense                                        825           854           922           903           876

  Interest factor of rental expense                        --            --            --            --            --
                                                        ---------------------------------------------------------------
             Total fixed charges                          825           854           922           903           876
                                                        ---------------------------------------------------------------

             Total earnings                               821           675           657           731           650

             Total fixed charges                          825           854           922           903           876
                                                        ---------------------------------------------------------------

Ratio of earnings to fixed charges                       1.00          0.79          0.71          0.81          0.74
                                                        ---------------------------------------------------------------

  Deficiency to cover fixed charges                        (4)         (179)         (265)         (172)         (226)
                                                        ---------------------------------------------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                      --            --            --            --            --
             Interest factor                               33%           33%           33%           33%           33%
                                                        ---------------------------------------------------------------
                            Total                          --            --            --            --            --
                                                        ===============================================================

                                                         9 Months      9 Months
                                                           Ended         Ended
                                                       September 30,  September 30,
                                                            1999          2000
                                                       ----------------------------
Earnings:
  Pretax income (loss)                                     $(214)        $ (56)

Fixed Charges:
  Interest expense                                           664           647

  Interest factor of rental expense                           --            --
                                                       ------------------------
             Total fixed charges                             664           647
                                                       ------------------------

             Total earnings                                  450           591

             Total fixed charges                             664           647
                                                       ------------------------

Ratio of earnings to fixed charges                          0.68          0.91
                                                       ------------------------

  Deficiency to cover fixed charges                         (214)          (56)
                                                       ------------------------

COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
             Operating rental expense                         --            --
             Interest factor                                  33%           33%
                                                       ------------------------
                            Total                             --            --
                                                       ========================